                                                             EXHIBIT 10.73

                              PART-TIME EMPLOYMENT

                            AND TRANSITION AGREEMENT

         WHEREAS, Peter Gyenes ("Executive") has been employed as the President and Chief Executive Officer of Ardent Software, Inc. ("Ardent") and serves as a member and the Chairman of Ardent's Board of Directors, and

         WHEREAS, upon the effectiveness of the merger of Iroquois Acquisition Corporation, a wholly-owned subsidiary of Informix Corporation ("Informix"), with and into Ardent Software, Inc. (the "Merger"), Ardent will become a wholly-owned subsidiary of Informix; and

         WHEREAS, in connection with the effectiveness of the merger, the parties desire and agree to enter into a part-time employment relationship by means of this Agreement;

         NOW, THEREFORE, this Employment Transition Agreement ("Agreement") is made by and between Informix Software, Inc. (the "Company"), a wholly-owned subsidiary of Informix, and the Executive effective on the effective date of the merger (the "Employment Transition Date") as defined in the Agreement and Plan of Reorganization, effective as of November 30, 1999, among Informix, Ardent, and Iroquois Acquisition Corporation.

         1.  DURATION AND OBLIGATIONS OF PART-TIME EMPLOYMENT RELATIONSHIP.

                  (a) DURATION OF PART-TIME EMPLOYMENT. On and after the Employment Transition Date, the Company agrees to employ the Executive as a common-law employee on a part-time basis for the period of one year from the Employment Transition Date, unless Executive is terminated earlier (the period of Executive's part-time employment hereunder is referred to as the "Part-Time Employment Period"). In this capacity, Executive shall report to the Chief Executive Officer of the Company (the "CEO"). Executive's duties shall consist of, among other duties reasonably assigned by the CEO, including assisting with the integration of Ardent into Informix and related matters.

                  (b) OBLIGATIONS. During the Part-Time Employment Period, Executive shall devote substantial business efforts and time (on a part-time basis) to the Company. During the Part-Time Employment Period, Executive agrees to comply with the standard and policies contained in the Informix Worldwide Ethics Policy (the "Policy") and not to engage actively in any other employment, occupation or consulting activity for any direct or indirect remuneration without the prior approval of the CEO which approval shall be consistent with the Policy; provided, however, that Executive may serve in any capacity with any civic, educational or charitable organization without the approval of the CEO, so long as such activities do not interfere with his duties and obligations under this Agreement; provided, further that Executive may sit on the boards of directors of corporations and committees thereof without violating his obligations hereunder, and consistent with the Policy, a copy of which has been provided to Executive.

         2. EMPLOYEE VACATION AND BENEFITS. During the Part-Time Employment Period, Executive shall be entitled to vacation in accordance with the Company's current policies, and shall be eligible to participate in the employee benefit plans maintained by the Company to the extent provided for full-time employees of the Company as permitted by applicable law and pursuant to the terms and conditions of those plans.

         3. AT-WILL EMPLOYMENT. Executive and the Company understand and acknowledge that Executive's employment with the Company is "at-will." Executive and the Company acknowledge that the part-time employment relationship may be terminated at any time, with or without good cause or for any or no cause, at the option either of the Company or Executive.

         4.  COMPENSATION.

                  During the Part-Time Employment Period, and subject to his continued part-time employment, the Company shall pay the Executive as compensation for his services an annual base salary in the amount of One Hundred and Fifty-Thousand Dollars ($150,000), paid bimonthly according to the Company's usual payroll practices, less all applicable withholding taxes.

         5. SEVERANCE BENEFITS WITHIN OR AT THE CONCLUSION OF ONE YEAR OF EFFECTIVE DATE.

                  Executive shall be entitled to receive benefits set forth in Ardent's "Policy Regarding Termination of Executive Status and Related Matters in the Event of a Sale of the Company," adopted July 29, 1996, as amended on July 22, 1998 (the "Ardent Severance Policy"), a copy of which is Attachment A to this Agreement, on the first to occur of (i) termination for any reason by either Executive or the Company of Executive's employment during the Part-Time Employment Period or (ii) at the end of the one year period hereunder.

         6. EXPENSES. During the Part-Time Employment Period, the Company will pay or reimburse Executive for reasonable travel, entertainment or other expenses incurred by Executive in the furtherance of or in connection with the performance of Executive's duties hereunder in accordance with the Company's established policies. Executive shall furnish the Company with evidence of such expenses within a reasonable period of time from the date that they were incurred.

         7. DEATH OR DISABILITY OF EXECUTIVE. If Executive dies or becomes permanently and totally disabled during the term of this Agreement, this Agreement shall terminate immediately.

         8. EXECUTION OF CONFIDENTIALITY/OWNERSHIP/NONSOLICITATION AGREEMENT. As a condition of entering into this Agreement and of receiving the benefits hereunder, Executive agrees to execute the Informix Employee Confidentiality/Ownership/Nonsolicitation Agreement.

         9. EXECUTION OF RELEASE AGREEMENT UPON TERMINATION. As a condition of entering into this Agreement and of receiving benefits hereunder, Executive agrees to execute a release of claims agreement substantially in the form of Attachment B to this Agreement upon the termination of his employment with the Company.

         10. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of (a) the heirs, executors and legal representatives of Executive upon Executive's death and (b) any successor of the Company. Any such successor of the Company shall be deemed substituted for the Company under the terms of this Agreement for all purposes. As used herein, "successor" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement shall be assignable or transferable except through a testamentary disposition or by the laws of descent and distribution upon the death of Executive following termination without cause. Any attempted assignment, transfer, conveyance or other disposition (other than as aforesaid) of any interest in the rights of Executive to receive any form of compensation hereunder shall be null and void.

         11. NOTICES. All notices, requests, demands and other communications called for hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile or one (1) day after being sent by Federal Express overnight service or a similar commercial delivery service, prepaid and addressed to the parties or their successors in interest at the following addresses:

         If to the Company:       Informix Corporation
                                  4100 Bohannon Drive
                                  Menlo Park, CA  94025
                                  Attn:  General Counsel

         If to Executive:         Peter Gyenes
                                  at the last residential address
                                  known by the Company.

         12.  ARBITRATION.

                  (a) To the extent permitted by law, any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof shall be settled by arbitration to be held in San Mateo County, California, in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

                  (b) The arbitrator shall apply California law to the merits of any dispute or claim, without reference to rules of conflict of law. The arbitration proceedings shall be governed by federal arbitration law and by the Rules, without reference to state arbitration law. With respect to any actions or proceedings to compel arbitration, enforce any arbitration award or appeal any arbitration award related to this Agreement, the parties hereto expressly consent to the personal jurisdiction of the state and federal courts located in California.

                  (c) The Company and Executive shall each pay one-half of the costs and expenses of such arbitration, and shall separately pay its counsel fees and expenses.

                  (d) THE PARTIES HAVE READ AND UNDERSTAND SECTION 12, WHICH DISCUSSES ARBITRATION. THE PARTIES UNDERSTAND THAT BY SIGNING THIS AGREEMENT, THEY AGREE, TO THE EXTENT PERMITTED BY LAW, TO SUBMIT ANY FUTURE CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH, OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF THEIR RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES, INCLUDING AS TO DISCRIMINATION, RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP.

         13. SEVERABILITY. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

         14. ENTIRE AGREEMENT. This Agreement, the Ardent Severance Policy, and the Confidentiality/Ownership/ Nonsolicitation agreement between Executive and the Company, represent the entire agreement and understanding between the Company and Executive concerning Executive's employment relationship with the Company, and supersede and replace in their entirety any and all prior agreements and understandings concerning Executive's employment relationship with the Company.

         15. NO ORAL MODIFICATION, CANCELLATION OR DISCHARGE. This Agreement may only be amended, canceled or discharged in writing signed by Executive and an authorized officer of the Company.

         16. GOVERNING LAW. This Agreement shall be governed by the laws of the State of California.

         17. ACKNOWLEDGMENT. Executive acknowledges that he has had the opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

         18. TAX TREATMENT. Payment of the compensation set forth herein shall be subject to standard employment and income tax withholding.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement on the respective dates set forth below

         INFORMIX SOFTWARE, INC


         Date:     3/28/2000                        /s/Gary Lloyd
              --------------------------            ---------------------------



         EXECUTIVE


         Date:                                      /s/Peter Gyenes
              --------------------------            ---------------------------
                                                    Peter Gyenes

                                  ATTACHMENT A

        (Ardent Software Policy Regarding Termination of Executive Staff

           and Related Matters in the Event of a Sale of the Company)

                                 ARDENT SOFTWARE

              POLICY REGARDING TERMINATION OF EXECUTIVE STATUS AND
                         RELATED MATTERS IN THE EVENT OF
                              A SALE OF THE COMPANY

                                   ----------

                  The Company believes that, in the current environment of acquisitions and consolidation within the software industry, it is in its best interest to have a policy regarding termination of executive status and related matters which is designed, in the event of a Sale of the Company, to maintain the services of key executives during the negotiation process and thereafter. Accordingly, the Company first adopted a policy on July 29, 1996 and revised the policy on July 22, 1998. The policy, as revised, is as follows:

                  In the event of a Sale of the Company, then:

                     1. All shares under stock options held by an Executive shall become exercisable immediately following the closing of the Sale.

                     2. In the event the executive status of an Executive is terminated by the Company, including a Constructive Termination, but not including a Termination for Cause, within one year following the closing of the
                           Sale:

                               a) The Company shall continue to employ the former Executive for a period of one year (two years in the case of the CEO) thereafter at an annual salary, payable not less frequently than twice per month for the one or two year period as applicable, in an amount equal to the aggregate of (i) the Executive's annual salary rate at the time of the termination and (ii) the amount of bonus, if any, paid to the executive in respect of the most recently completed fiscal year.

                               b) The Company's obligation to make premium payments under the Split Dollar Life Insurance Agreement with the Executive, if any such Agreement exists shall continue regardless of the provisions of Section 2(a) of that Agreement.

                               c) During the employment specified in a. above, the Former Executive shall be on special assignment to the CEO of the Company and shall have no duties other than those reasonably assigned by the CEO. Any such assignments shall involve no more than five hours in any month. During such employment, the Executive shall not accrue any additional vacation time but shall be entitled to a lump sum payment for any unused vacation time accrued in accordance with the Company's policy prior thereto.

                               d) Except as specifically set forth above, all agreements, policies and practices in connection with employment and termination thereof, including policies and practices relating to exercise of options, participation in the stock purchase plan, and use of confidential information, shall be applicable.

For purposes of the foregoing:

              "Sale" of the Company shall refer to any transfer of stock or assets, merger, or other transaction or series of transactions which result in (i) the disposition by the Company of substantially all its business (other than in connection with a mere change of place of incorporation or business form) or (ii) the acquisition of two-thirds or more of the voting power of the Company by a person, entity or group.

              "Executive" shall refer from time to time to any officer employed by the Company who is deemed by the Company to be subject to the requirements of Section 16 of the Securities Exchange Act of 1934 or otherwise designated by the Board of Directors as an Executive for purposes hereof.

              "Constructive Termination" of executive status shall refer to the termination of such status by the Executive as a result of a material reduction in salary, benefits or level of responsibilities, a material increase in travel requirements, or a material change of assigned office to another geographic location.

              "Termination for Cause" shall refer to a termination of executive status by the Company for (i) the material falsification of records, embezzlement of funds or similar fraudulent acts by the Executive against the Company or its customers, (ii) the conviction of the Executive of, or the entry of a pleading of guilty or nolo contendere by the Executive to, any felony or any other crime involving fraud, deceit, dishonesty or moral turpitude, (iii) a material violation by the Executive of the Company's published policies from time to time regarding confidentiality and compliance with various laws, or (iv) continued willful failure of the Executive, after reasonable notice, to observe the reasonable directives of the Board or (in the case of Executives other than the CEO) the CEO.

SECTION 16 EXECUTIVES:

Peter Gyenes (CEO - 2 yrs.)
Peter Fiore
James Foy
Charles Kane
Cornelius McMullan
Jason Silvia
James K. Walsh (Founder - 2 yrs.)


EXECUTIVES FOR PURPOSES HEREOF:

Ralph Breslauer
Jeffrey Spotts
Mary Murphy
Gary Hoffman
Mikael Wipperfield
Joanne Protano
William Gendrolius
Alan Grady
Gene Faessler
Trevor Grey
Pierre Lannadere
Kim Lewin
Rodger Morrill
James Todhunter
Lee Scheffler

                                  ATTACHMENT B

                          (Release of Claims Agreement)

                           RELEASE OF CLAIMS AGREEMENT

         This Release of Claims Agreement ("Release") is made by and between Informix Software, Inc. (the "Company"), and Peter Gyenes ("Executive").

         WHEREAS, Executive was employed by the Company;

         NOW THEREFORE, in consideration of the mutual promises made herein, the Company and Executive (collectively referred to as "the Parties") hereby agree as follows:

         1. TERMINATION. Executive's employment from the Company terminated on ________________.

         2. CONSIDERATION. As set forth in that certain Part-Time Employment and Transition Agreement by and between the Parties dated ________________ (the "Agreement"), the Company agreed, subject to Executive entering into this Release, to provide Executive with certain payments and benefits during and following Executive's employment. As additional consideration for Executive entering into this Release, the Company hereby agrees to pay up to ten thousand dollars ($10,000) for individual executive outplacement services performed for Executive following Executive's termination of employment.

         3. CONFIDENTIAL INFORMATION. Executive shall continue to maintain the confidentiality of all confidential and proprietary information of the Company and shall continue to comply with the terms and conditions of the Informix Employee Confidentiality/Ownership/Nonsolicitation Agreement between Executive and the Company (the "Confidentiality Agreement"). Executive shall return all the Company property and confidential and proprietary information in his possession to the Company on the Effective Date of this Release.

         4. PAYMENT OF SALARY. Executive acknowledges and represents that the Company has paid all salary, wages, bonuses, accrued vacation, commissions and any and all other benefits due to Executive on the Effective Date of this Release except those benefits provided in the Agreement, including those benefits set forth in the Ardent Severance Policy, a copy of which is Attachment A to the Agreement.

         5. RELEASE OF CLAIMS. Executive agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by the Company. Executive, on behalf of himself, and Executive's respective heirs, family members, executors and assigns, hereby fully and forever releases the Company and its past, present and future officers, agents, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, parents, predecessor and successor corporations, and assigns, from, and agrees not to sue or otherwise institute or cause to be instituted any legal or administrative proceedings concerning any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Release including, without limitation,

                  (a) any and all claims relating to or arising from Executive's employment relationship with the Company and the termination of that relationship;

                  (b) any and all claims relating to, or arising from, Executive's right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

                  (c) any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

                  (d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, the Family Medical and Leave Act, the California Fair Employment and Housing Act, and Labor Code
section 201, ET SEQ. and section 970, ET SEQ. and all amendments to each such Act as well as the regulations issued thereunder;

                  (e) any and all claims for violation of the federal, or any state, constitution;

                  (f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

                  (g)  any and all claims for attorneys' fees and costs.

Executive agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This Release does not extend to any of the Company's obligations incurred under the Transition Employment Agreement.

         6. ACKNOWLEDGMENT OF WAIVER OF CLAIMS UNDER ADEA. Executive acknowledges that he is waiving and releasing any rights Executive may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Executive and the Company agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Release. Executive acknowledges that the consideration given for this waiver and Release is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that Executive has been advised by this writing that (a) Executive should consult with an attorney PRIOR to executing this Release; (b) Executive has at least twenty-one (21) days within which to consider this Release; (c) Executive has seven (7) days following the execution of this Release by the parties to revoke the Release; and (d) this Release shall not be effective until the revocation period has expired. Any revocation should be in writing and delivered to Gary Lloyd, Vice-President, Legal and General Counsel, Informix Software, Inc., by close of business on the seventh day from the date that Executive signs this Release.

         7. CIVIL CODE SECTION 1542. Executive represents that he is not aware of any claims against the Company other than the claims that are released by this Release. Executive acknowledges that he has been advised by legal counsel and is familiar with the provisions of California Civil Code
Section 1542, which provides as follows:

                  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

         Executive, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

         8. NO PENDING OR FUTURE LAWSUITS. Executive represents that Executive has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. Executive also represents that Executive does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein.

         9. APPLICATION FOR EMPLOYMENT. Executive understands and agrees that, as a condition of this Release, Executive shall not be entitled to any employment with the Company, its subsidiaries, or any successor, and Executive hereby waives any right, or alleged right, of employment or re-employment with the Company. Executive further agrees that he will not apply for employment with the Company, its subsidiaries, its parents, or related companies, or any successor and will not apply to work as an independent contractor for the Company, its parents, its subsidiaries or any successor.

         10. CONFIDENTIALITY. Executive agrees to use Executive's best efforts to maintain in confidence the existence of this Release, the contents and terms of this Release, and the consideration for this Release (hereinafter collectively referred to as "Settlement Information"). Executive agrees to take every reasonable precaution to prevent disclosure of any Settlement Information to third parties, and agrees that there will be no publicity, directly or indirectly, concerning any Settlement Information. Executive agrees to take every precaution to disclose Settlement Information only to those attorneys, accountants, governmental entities, and family members who have a reasonable need to know of such Settlement Information.

         11. NO COOPERATION. Executive agrees he will not act in any manner that might damage the business of the Company. Executive agrees that he will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company and/or any officer, director, employee, agent, representative, shareholder or attorney of the Company, unless under a subpoena or other court order to do so.

         12. NO ADMISSION OF LIABILITY. Executive understands and acknowledges that this Release constitutes a compromise and settlement of disputed claims. No action taken by the Company, either previously or in connection with this Release shall be deemed or construed to be (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to the Executive or to any third party.

         13. COSTS. The Parties shall each bear their own costs, expert fees, attorneys' fees and other fees incurred in connection with this Release.

         14. ARBITRATION. The Parties agree that any and all disputes arising out of the terms of this Release, their interpretation, and any of the matters herein released, including any potential claims of harassment, discrimination or wrongful termination shall be subject to binding arbitration, to the extent permitted by law, in Santa Clara County, California, before the American Arbitration Association under its National Rules for the Resolution of Employment Disputes. EXECUTIVE AGREES AND HEREBY WAIVES HIS RIGHT TO JURY TRIAL AS TO MATTERS ARISING OUT OF THE TERMS OF THIS RELEASE AND ANY MATTERS HEREIN RELEASED TO THE EXTENT PERMITTED BY LAW. The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award.

         15. AUTHORITY. Executive represents and warrants that Executive has the capacity to act on his own behalf and on behalf of all who might claim through Executive to bind them to the terms and conditions of this Release.

         16. NO REPRESENTATIONS. Executive represents that Executive has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Release. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Release.

         17. SEVERABILITY. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Release shall continue in full force and effect without said provision.

         18. ENTIRE AGREEMENT. This Release, the Employment Transition Agreement, and the Confidentiality Agreement represent the entire agreement and understanding between the Company and Executive concerning Executive's separation from the Company, and supersede and replace any and all prior agreements and understandings concerning Executive's relationship with the Company and his compensation by the Company. This Release may only be amended in writing signed by Executive and the President of the Company.

         19. GOVERNING LAW/CONSENT TO PERSONAL JURISDICTION. This Release shall be governed by the internal substantive laws, but not the choice of law rules, of the State of California. Executive hereby expressly consents to the personal jurisdiction of the state and federal courts located in

California for any law suit filed there against Executive by the Company arising from or relating to this Release.

         20. EFFECTIVE DATE. This Release is effective eight (8) days after it has been signed by both Parties.

         21. COUNTERPARTS. This Release may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

         22. VOLUNTARY EXECUTION OF RELEASE. This Release is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

                  (a)  They have read this Release;

                  (b) They have been represented in the preparation, negotiation, and execution of this Release by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

                  (c) They understand the terms and consequences of this Release and of the releases it contains;

                  (d) They are fully aware of the legal and binding effect of this Release.

IN WITNESS WHEREOF, the Parties have executed this Release on the respective dates set forth below.

                                                INFORMIX SOFTWARE, INC.


Dated:                      , 2000              By
      ----------------------                      -----------------------------

                                                Peter Gyenes, an individual


Dated:                      , 2000
      ----------------------                    -------------------------------
                                                         Peter Gyenes